UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 31, 2005

EVCI CAREER COLLEGES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	001-14827 (Commission File Number)	06-1488212 (IRS Employer Identification No.)

1 Van Der Donck Street, 2nd Floor, Yonkers, New York 10701
(Address of principal executive offices)

Registrant’s telephone number, including area code (914) 963-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The second sentence of the footnote in this Item is hereby amended in full. After giving effect to such amendment, the text of this Item is as follows:

On March 31, 2005, EVCI’s compensation committee recommended to EVCI’s board of directors and the board of directors approved amendments, made March 31, 2005, to the employment agreements of the following EVCI executive officers: Dr. Arol I. Buntzman, Dr. John J. McGrath, Joseph D. Alperin and Richard Goldenberg. EVCI’s four independent directors voted unanimously for the amendments. The amendments to the employment agreements of Drs. Buntzman and McGrath were based, in significant part, on the review, analysis and recommendations received by the compensation committee from Hay Management Consultants.

The amendments are summarized below:

Dr. Buntzman’s Employment Agreement has been amended as follows:

•	Base salary of $ 630,000, effective January 1, 2005.

•
An annual cash bonus based on the percentage increase in EVCI’s income from operations *over the immediately preceding fiscal year. If the increase in income from operations is 25%, the bonus will be $ 790,000.

If the percentage increase is more or less than 25%, the cash bonus will be adjusted by multiplying $ 790,000 by a fraction, the numerator of which is the percentage increase in income from operations and the denominator of which is 25%.

•
An annual option grant based on the percentage increase in EVCI’s income from operations over the immediately preceding fiscal year. If the increase in income from operations is 25%, the number of shares covered by the option grant will be 288,032.

If the percentage increase in income from operations is more or less than 25%, the option grant will be adjusted by multiplying 288,032 by a fraction, the numerator of which is the percentage increase in income from operations and the denominator of which is 25%.

•
The options that are granted will vest over three years in equal annual installments and will otherwise be governed by EVCI’s incentive stock plan in effect and form of non-qualified stock option agreement in use when the options are granted.

•	The agreement will expire December 31, 2007.

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* References herein to income from operations shall not include, with respect to 2005, the results from operating the Pennsylvania School of Business, Inc. or any other acquisition made in 2005. The percentage increase in income from operations shall be determined after having accrued and, therefore, expensed the full amount of the cash bonuses.

Dr. McGrath’s Employment Agreement has been amended as follows:

•	Base salary of $ 490,000, effective January 1, 2005.

•
Annual cash and stock option bonuses computed the same way as for Dr. Buntzman except that a 25% increase in income from operations entitles Dr. McGrath to a cash bonus of $ 490,000 and an option grant of 172,414 shares. The other terms of the option grant will be the same as for Dr. Buntzman.

•	Dr. McGrath and his wife and dependent children will be entitled to 100% reimbursement by EVCI of the portion of their medical and dental expenses not covered by insurance provided by EVCI.

•
Dr. McGrath will be provided with long-term disability and accidental death and dismemberment covering him and term life insurance for the benefit of his designees equal to three times his base salary.

•	The agreement will expire December 31, 2007.

Mr. Alperin’s Employment Agreement has been amended to increase his base salary to $ 260,000, effective January 1, 2005.

Mr. Goldenberg’s Employment Agreement has been amended to increase his base salary to $ 210,000, effective January 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment to its Current Report dated April 1, 2005 to be signed on its behalf by the undersigned hereunto duly authorized.

EVCI CAREER COLLEGES HOLDING CORP.

Dated: April 2, 2005	By:	/s/ Dr. John J. McGrath
Name: Dr. John J. McGrath
Title: Chief Executive Officer and President